                                                                   Exhibit 10.13

                            IMAGEWARE SOFTWARE, INC.

                       INTERNATIONAL RESELLER AGREEMENT

1.  GENERAL TERMS

    1.1   TERM OF AGREEMENT. This Agreement shall become effective on
          1st January 1999, and shall remain in force for one (1) year unless terminated or extended as provided below. Neither party is obligated to renew this agreement.

    1.2 APPOINTMENT. ImageWare Software, Inc. ("IWS") agrees to appoint Intelligence and Strategic Processes Pty. Ltd. ("ISP") as our exclusive RESELLER for ImageWare Software, Inc. software products and related services (the "Software"), and ISP accept this appointment. IWS authorizes ISP to License the Software only to end user customers ("Customers") within Australia and New Zealand. Other markets will be nominated on a case by case basis. ISP agrees to transfer the Software to customers only through the use of C.R.I.M.E.S.-Trademark- (Crime Reduction, Image Management and Enhancement System) Software License Agreement or related agreements.

    1.3   RESELLER Representation and Covenant.

          1.3.1 RESELLER represents and covenants that the Product(s) purchased or licensed by RESELLER under this Agreement will be resold or licensed to RESELLER's Customers only and exclusively within a "Value-Added-Context" created by RESELLER. A Value-Added-Context is created when one or more of the following products and services is furnished and/or delivered by RESELLER to the Customer along with, and at the same time, the Product(s):

                  a) Pre-Sale prospect needs analysis and system definition/configuration;

                  b)   Turnkey computer systems;

                  c) RESELLER's proprietary software and hardware products that enable the use of the Product(s);

                  d) RESELLER's integration of the Products(s) into the Customer's existing computing environment.

          1.3.2. RESELLER acknowledges and agrees that the prices for the Product(s) in this Agreement are offered to the RESELLER in consideration of the foregoing representation and covenant being true during the term of this Agreement. Any resale of Product(s) by RESELLER other than represented and covenanted shall constitute a material breach of this Agreement.

2.  RESELLER RESPONSIBILITIES

                  It is the Reseller's responsibility under this Agreement to:

                  a)   Comply with this Agreement;

                  b) Deliver to the end user Customer all software purchased by Customer, including all media, documentation, and related materials;

                  c) Make certain that every Customer understands and accepts the Software License Agreement provided with the Software;

                  d) Make certain that IWS receives a copy of the signed contract.

                  e) Work with the Customers, face to face, in a competent, professional, and effective manner;

                  f) Utilize best efforts to ensure that Customers are satisfied and able to use the Software;

                  g) Execute Confidentiality Agreement attached hereto as Appendix B, and incorporated herein by this reference.

3.  RELATIONSHIP

    RESELLER is an independent contractor and not an IWS agent, partner, or representative. RESELLER has no power to bind IWS, or to change or vary any of IWS terms, conditions, warranties, or promises.

4.  PRODUCTS AVAILABLE UNDER THIS AGREEMENT

    IWS grants to RESELLER for the term of this agreement the right to license product(s) identified generally as C.R.I.M.E.S. and in more detail in the appendices. IWS may modify any product or may discontinue the supply of any product at any time only if it is also discontinued for all customers and distributors. IWS will use its best effort to notify RESELLER sixty (120) days prior to such discontinuance by registered mail.

5.  OWNERSHIP AND PROPRIETARY RIGHTS

    RESELLER acknowledges that all right, title, and interest in the Software is the property of IWS and its Licensors. RESELLER ACKNOWLEDGES THAT THE SOFTWARE IS COPYRIGHTED AND THAT YOU MAY NOT REPRODUCE ANY COPIES OF THE SOFTWARE. RESELLER is expressly prohibited from reverse engineering, or decompiling of the Software. RESELLER may not sublicense, assign, or transfer any of the rights relating to the use of the Software, except as expressly permitted in writing by ImageWare Software. RESELLER indemnifies and hold harmless IWS from and against any loss, liability, damage, or expense (including attorney's fees) incurred by RESELLER, as a result of any IWS breach of any of their obligations under this section, or under applicable copyright or intellectual property law.

6.  SOFTWARE RIGHTS

    For Product(s) which are themselves software, or which incorporate software in any form, and for which IWS provides software license terms as part of the Product documentation, RESELLER must:

                  a) Operate and demonstrate those Product(s) only in accordance with the software license terms;

                  b) Convey to RESELLER's Customers the applicable software license terms; and

                  c) When applicable, obtain the Customer's signature on software license Agreements and return the signed license to:

                       ImageWare Software, Inc.

                       10883 Thornmint Road

                       San Diego, CA 92127

7.  TRADEMARKS AND SERVICE MARKS

"Marks" shall mean all trademarks, service marks, tradenames, logos of other words identifying or used in connection with the Software. RESELLER acknowledges that all Marks are and will remain our exclusive property. RESELLER agrees not to use the Marks in any advertising or in any other way, except you may use the Marks to:

     a) State that RESELLER is authorized to sell the Software and/or to provide services for the Software, as set forth in this Agreement; and

     b) Refer to the Software items by their associated Marks, provided that such references are truthful and not misleading, and that RESELLER clearly identifies IWS as the owners of the Marks.

8.   WARRANTY AND LIMITATION ON WARRANTY

     8.1 WARRANTY/LIMITATION. IWS warrant all Software licensed by RESELLER under this Agreement in accordance with our standard written warranties, in effect at the time of sale.

          SUCH WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, RESPECTING THE SOFTWARE AND ANY SERVICES PROVIDED BY IWS, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

          IWS SHALL HAVE NO OBLIGATION TO ANY END USER UNDER ANY WARRANTY GIVEN BY RESELLER, ITS AGENT OR ITS EMPLOYEES.

          IN NO EVENT SHALL IWS BE LIABLE FOR INDIRECT, CONSEQUENTIAL OR INCIDENTAL DAMAGES (INCLUDING DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE) ARISING OUT OF THE USE OF, OR INABILITY TO USE, THE SOFTWARE, EVEN IF IWS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

          IN ANY EVENT, IWS LIABILITY (a) UNDER ANY PROVISION OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT, OR (b) FOR ANY DAMAGES CAUSED BY SOFTWARE OR DEFECT OR FAILURE IN SOFTWARE, OR (c) AIRING FROM A COURT OF ARBITRATION PANEL OF PROPER JURISDICTION HOLDING ANY OF THE ABOVE WARRANTIES OR DISCLAIMERS OF WARRANTIES INVALID, SHALL BE LIMITED TO THE AMOUNT ACTUALLY PAID BY RESELLER TO IWS PURSUANT TO THIS AGREEMENT AND ARISING OUT OF THE TRANSACTIONS(S) GIVING RISE TO SUCH LIABILITY.

     8.2 INDEMNITY. RESELLER agrees to indemnify IWS and to hold it harmless from and against any loss, damage, claim or demand whatsoever arising out of RESELLER activities, including but not limited to, any express warranties or representations made by RESELLER, its agents or employees, which are not part of the written warranty and approved specification for the Software.

     8.3 REMEDY FOR DEFECTIVE SOFTWARE. RESELLER remedy from IWS under this Agreement for any breach of warranty or other claim of defect in the software shall be limited to, at IWS selection, either a credit to the RESELLER account of the corresponding original purchase price of the software, or replacement of the Software with charge for any applicable exchange fee.

     8.4 NO OTHER WARRANTY. RESELLER agrees that with respect to the Software, RESELLER will give and make no other or different warranty or representations as to quality, merchantability, fitness, or any other feature of the Software other than has been made in writing by IWS in our written warranty and software documentation.

9.   PRODUCT PROMOTION AND ADVERTISING

     RESELLER may use the trade names of IWS Product(s) in advertising that promotes IWS Product(s), provided that RESELLER agrees to comply and require its Customers to comply with such advertising guidelines that IWS may issue from time to time and correct at RESELLER's own expense such materials that IWS determines to be objectionable or misleading. RESELLER shall provide to IWS for prior review and approval all advertising and promotional materials using such trade names.

10.  CONFIDENTIALITY

     RESELLER agrees not to disclose any confidential information that you receive from IWS, whether oral or written, or in other tangible form and that is identified by IWS as confidential or proprietary, to any employees who do not have a specific need to use such information, or to any other party, without IWS's prior written consent. All employees or other persons who receive IWS confidential information must be bound by a written agreement not to disclose such information to any other parties without our prior written consent.

11.  COMPETITION

     During the term of this agreement, RESELLER shall not distribute, sell or license products or technology of third parties that is similar to or competitive with the business of IWS unless authorized by IWS in writing.

12.  RENEWAL/TERMINATION OF THIS AGREEMENT

     12.1  This Agreement renews:

           a) if all terms and conditions are satisfactorily met by both parties in any current year, this agreement renews for a period of one additional year upon written consent by both parties.

     12.2  This Agreement terminates:

           a) ten (10) days after IWS notifies RESELLER of any material breach of any provisions of this Agreements; unless such breach is cured by you within ten (10) days of such notice; or

           b) automatically, if RESELLER is the subject of a proceeding in bankruptcy, placed in receivership, or enter into an arrangement for the benefit of RESELLER'S creditors.

     RESELLER may not assign this Agreement without written approval from IWS. Such consent may not be reasonably withheld. IWS may assign this Agreement and its interest in the Software to any party. This Agreement shall inure to the benefit of any successor of us.

     Neither party shall be liable to the other for any damages, losses or expenses related to the termination of this Agreement. RESELLER obligations to pay for Software delivered and to protect IWS confidential information continues after termination for a period of 24 months.

13.  PRODUCT PRICING

     Product(s) purchased pursuant to this Agreement, shall as of the effective date of the Agreement, be priced in accordance with the price schedules in the Appendices. Product pricing is subject to revision in accordance with the provisions of Section 13 (Price Revisions) and the above identified Appendices of this Agreement. Pricing for specific customer system configurations will be on a customized basis.

14.  PRICE REVISIONS

     14.1 IWS reserves the right to increase the Product price of any Product upon ninety (90) days written notice to RESELLER by registered mail. Product(s) ordered by RESELLER prior to or during the ninety (90) day notification period will be invoiced in accordance with the price schedule in effect at the time such written notice is given if such Product(s) are to be shipped within ninety (90) days of the date of such notice or at IWS's convenience.

     14.2. Product ordered prior to or during the ninety (90) day notification period with a specified delivery date of more than thirty (30) days after the date of written notice or price increase, shall be invoiced at the increased price for the product.

     14.3. In the event of a price decrease, all Product(s) shipped to the RESELLER, on or after the date of IWS's written notice to RESELLER, will be invoiced at the decreased product price.

15.  ORDERS

     15.1. RESELLER shall issue purchase orders or changes to purchase orders by facsimile transmission, telephone, or by letter followed by written purchase orders. All forms of such orders shall state that the order is submitted pursuant to this Agreement and indicate product quantity, order number, price, ship to location and product description. Every order will be governed exclusively by the terms an condition of this Agreement and any conflicting term or condition set forth in any order form or IWS's acknowledge form shall have no force or effect except where mutually agreed upon in writing.

     15.2. No deliveries of Product(s) by IWS subsequent to the expiration or termination of this Agreement shall extend or renew this Agreement but RESELLERS's obligations to pay for Product(s) shall be governed by the Agreement terms and conditions.

16.  PAYMENT OF INVOICES AND TAXES

     16.1. Subject to credit approval by IWS, any purchase order will be paid in advance of shipment by wire transfer. In case of partial shipments, pro-rata payments shall become due in accordance with terms on each such shipment, or RESELLER may submit an Irrevocable Letter of Credit to IWS for its approval. RESELLER must submit a completed credit application, which IWS must approve for any other terms to apply.

     16.2. RESELLER must pay any applicable sales or use taxes, customs or duties, imposed under the authority of any federal, state or local taxing jurisdiction, so long as they are billed as a separate item on each invoice, unless RESELLER furnishes IWS with appropriate exemption certificates in advance of shipment.

     16.3. RESELLER shall be liable for any default in payments under this Section and shall make payment in full to IWS within ten (10) days of receiving notice of such default, subject to the provisions of
           Section 11 (Termination).

     16.4. Regardless of any prior approval of credit, IWS may modify the foregoing terms of payment by, including but not limited to, placing the account on a letter-of-credit basis, requiring full or partial payment in advance and suspending deliveries of Product(s) until RESELLER provides assurance of performance reasonably satisfactory to both parties and on mutually agreeable terms.

     16.5. Shipment is FOB, San Diego California

17.  RISK OF LOSS

     17.1. All risk of loss for copies of the Software shall pass from us to you at the time and place of delivery to you or the carrier for delivery to you, whichever occurs first.

18.  ARBITRATION

     18.1. Any disputes between us arising under this Agreement shall be resolved by submission to binding arbitration in accordance with the rules of the American Arbitration Associations.

           The arbitration shall be held in San Diego, CA. The prevailing party in the arbitration shall bear the expenses in the arbitration preceeding, including reasonable attorney's fees, unless the arbitration determines otherwise. Judgment upon the award may not be entered in any court of competent jurisdiction.

19.  MISCELLANEOUS

     19.1. Entire Agreement. This written Agreement and any agreement incorporated herein constitutes the entire agreement between us with respect to the subject matters and supersedes all previous agreements between the parties, as well as all proposals, oral and written, and all negotiations, conversations or discussions between the parties related to these subjects. RESELLER acknowledges that it has not been induced to enter into this Agreement by any representations of statements, oral or written, except those set forth in this Agreement.

     19.2. Modifications. This Agreement may not be modified, except by written amendments signed by both parties.

     19.3. Conflicts. In the event that any of the terms of this agreement are in conflict with an applicable rule of law or statutory provision, such terms shall be deemed stricken from this Agreement, but shall not invalidate any other terms of this Agreement, and the Agreement shall continue in full force and effect.

     19.4. Terms Control. The terms of this Agreement shall control any conflicting or inconsistent standard terms or conditions on any purchase order or invoice of either party, notwithstanding any provision to the contrary in any such purchase order or invoice.

     19.5. Notices. Notice under this Agreement shall be deemed sufficient and effective upon receipt if given by: (a) certified mail, postage prepaid, return receipt requested, (b) FedEx, or (c) telefax. Notices will be addressed to the addresses set forth in this Agreement, or such other addresses as the respective parties may designated by like notice from time to time.

     19.6. Choice of Law. This Agreement is made and executed by us in San Diego, CA. RESELLER consents to the exercise of jurisdiction by the court of California, in connection with any dispute arising out of this contract which is not capable of being submitted to arbitration. The Agreement shall be governed by and construed in accordance with the laws of California. Any dispute submitted to arbitration in accordance with the Agreement shall be determined in accordance with the laws of California.

RESELLER                                                 IMAGEWARE SOFTWARE, INC.

By: Intelligence and Strategic Processes Pty. Ltd.       By:
    ----------------------------------------------           -------------------------

Name: Peter Harrington                                   Name: /s/ Paul Devermann
      ----------------------------                             -----------------------

Title: CEO                                               Title: Vice President
       ---------------------------                              ----------------------

Signature: /s/ Peter Harrington                          Signature: /s/ Paul Devermann
           -----------------------                                  ------------------

Date: 1st January 1999                                   Date: 1/1/99
      ----------------------------                             -----------------------

                        DESCRIPTION
SOFTWARE (1 Off)
CCS Investigative WEB Software
CCS Investigative Display Software (Full)
CCS Capture Station software
Suspect ID
Crime Lab
Vehicle ID
Video Lineup Option (OZ Only)

Face ID software, server
1-10,000 records
10,001-100,000 records
100,001-250,000 records
250,001-500,000 records
500,001-1M records

>1,000,000    $.07 per additional record up to 500,000 less 10%
              $.05 per additional record up to 1,000,000 less 10%
              $.04 per additional record up to 2,500,000 less 10%
              $.03 per additional record up to 5,000,000 less 10%

Face ID software, client

CUSTOM SOFTWARE
Livescan Interface - File transfer (separate machines)                    T&M
Livescan Interface - File transfer (Single Machine dual application)      T&M
Livescan Interface - Full Integrated                                      T&M
Criminal History File Interface (COPS, LEAP, PROMIS...)                   T&M
National Filter Pass Through (NIST Import)                                T&M
Australian Conversion (field changes)                                     T&M
Data Import from Disparit Mug Vendor                                      T&M
>                                                                         T&M
Print Formats
On-site Project Management
Remote Project Management
Installation Services - Site Survey                                       ISP
Installation Services - Capture Station Install                           ISP
Installation Services - Investigative Station Install                     ISP
Installation Services - Custom Hardware Integration (one time fee)        ISP
IWS to Train ISP - Engineer
IWS to Train ISP - Installation
IWS to Train ISP - End User


SOFTWARE (15 Plus)
CCS Investigative WEB Software
CCS Investigative Display Software (Full)
CCS Capture Station software
Suspect ID
Crime Lab
Vehicle ID
Video Lineup Option (OZ Only)
Face ID software, client

SOFTWARE (50 Plus)
CCS Investigative WEB Software
CCS Investigative Display Software (Full)
CCS Capture Station software
Suspect ID
Crime Lab
Vehicle ID
Video Lineup Option (OZ Only)
Face ID software, client